UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Relay Therapeutics, Inc.

399 Binney Street, 2nd Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(617) 370-8837

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RLAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 7, 2021, Relay Therapeutics, Inc. (the “Company”) issued a press release announcing preclinical data for RLY-2608, a copy of which is furnished herewith as Exhibit 99.1. In addition, on October 8, 2021, the Company issued a press release announcing interim clinical data from its ongoing dose-escalation first-in-human clinical trial of RLY-4008 (the “RLY-4008-101 Trial”), a copy of which is furnished herewith as Exhibit 99.2. The Company intends to host a conference call to discuss the interim clinical data from its RLY-4008-101 Trial and preclinical data for RLY-2608 on October 8, 2021 at 12:30 p.m. E.T. The Company has made available a slide presentation to accompany the call, a copy of which is being furnished as Exhibit 99.3 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.3.

The information in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

RLY-2608

On October 7, 2021, at the AACR-NCI-EORTC Molecular Targets Conference, the Company announced preclinical data for RLY-2608, its inhibitor of cancer-associated mutant variants H1047X, E542X, and E545X of phosphoinostide 3-kinase alpha (“PI3Kα”). RLY-2608 is the lead program of the Company’s multiple preclinical efforts to discover and develop mutant selective inhibitors of PI3Kα.

The data show that in preclinical models, RLY-2608 preferentially binds mutant PI3Kα at a novel allosteric site discovered by the Company’s DynamoTM platform. In biochemical and cellular assays, RLY-2608 inhibited the three major classes of PI3Kα oncogenic mutations (H1047X, E542X and E545X) while sparing wild-type PI3Kα. The data further suggest that RLY-2608 is also highly selective against other PI3K family members and exquisitely selective across the kinome. The data suggest that projected clinically relevant doses of RLY-2608 achieved tumor regression in PIK3CA mutant in vivo xenograft models representing H1047R and E545K mutations with significantly reduced impact on glucose metabolism compared to non-mutant selective active site inhibitors. In higher species, dosing of RLY-2608 resulted in exposures exceeding 90% inhibition of mutant PI3Kα in cells without resulting in elevated glucose levels or histopathological changes associated with dysregulation of glucose metabolism that are seen with non-mutant selective inhibitors.

The Company believes these results support advancement of RLY-2608 into clinical development as a differentiated mechanism of mutant PI3Kα inhibition. In addition, the Company believes that due to the preclinical selectivity that RLY-2608 has shown against the PI3Kα mutant variants H1047X, E542X, and E545X, RLY-2608 could potentially address over 100,000 patients per year in the United States. The Company expects to initiate a first-in-human clinical trial of RLY-2608 in the first half of 2022, subject to submission of an investigational new drug application and acceptance by the FDA.

RLY-4008

On October 8, 2021, at the AACR-NCI-EORTC Molecular Targets Conference, the Company will also announce interim clinical data from the RLY-4008-101 Trial of its investigational fibroblast growth factor receptor 2 (“FGFR2”) inhibitor, RLY-4008, in patients with FGFR2 altered tumors regardless of prior FGFR inhibitor treatment. The clinical trial is designed to determine the maximum tolerated dose and recommended Phase 2 dosing as well as assess initial safety and tolerability. Approximately 125 patients are planned to enroll in the trial, which is being conducted in two parts, a dose escalation (part 1) and a dose expansion (part 2).

The Company believes the interim clinical data suggest robust inhibition of FGFR2 in the first 49 subjects that was not shown to be limited by off-target toxicities, including hyperphosphatemia and diarrhea. The initial toxicity data suggest that certain dose levels administered can achieve >85% continuous inhibition of FGFR2. At those levels, acute toxicities that would limit dose intensity have generally not been observed to date. The interim clinical data included results from FGFR2-altered solid tumors, with approximately 80% of all patients treated having achieved reductions in tumor size as of September 9, 2021 (the “Data Cut-off Date”). In pan-FGFR inhibitor treatment-naïve cholangiocarcinoma patients, RLY-4008 demonstrated tumor shrinkage in all six pan-FGFR treatment-naïve FGFR2 fusion positive cholangiocarcinoma patients, with three achieving confirmed partial responses. Three of these six patients remain on study and a fourth patient went on to surgery with curative intent. The Company plans to select a once daily recommended Phase 2 dose and initiate expansion cohorts of the RLY-4008-101 Trial prior to the end of 2021.

As of the Data Cut-off Date, 48 of the 49 patients enrolled had a primary FGFR2 alteration, of which a majority were FGFR2 fusion cholangiocarcinoma. Most patients had high disease burden with multiple prior treatments including pan-FGFR inhibitors, and several had FGFR2 resistance mutations detected by circulating tumor DNA (“ctDNA”), at baseline. Patients were treated at nine different once daily (“QD”), or twice daily (“BID”) dose levels, ranging from 20 mg QD to 70 mg QD and 20 mg BID to 100 mg BID. As of the Data Cut-off Date, duration of treatment ranged from 4 to 45 weeks.

Initial Safety Analysis

The interim clinical data of the RLY-4008-101 Trial indicate that RLY-4008 has generally been well tolerated in the 49 patients treated as of the Data Cut-Off Date. With regard to dosing, the QD dosing schedule has been prioritized due to its preferable tolerability (as only one dose limiting toxicity (“DLT”) was observed across all dose levels) and high target coverage (lowest dose of 20 mg exceeded 85% receptor occupancy). Within the BID dosing schedule there were five DLTs observed, and receptor occupancy ranged from 90% to 98% across the BID doses.

Across all QD doses only 16% of patients, all Grade 1 or 2, experienced hyperphosphatemia, a toxicity that has been shown to limit dose intensity for pan-FGFR inhibitors in other studies. These data indicate that RLY-4008 had little or no FGFR1 inhibition at the examined dose levels. Additionally, little or no diarrhea was observed with RLY-4008 treatment suggesting minimal or no FGFR4 inhibition in treated patients to date across dose levels. Together, the interim data suggest that RLY-4008 is a highly selective FGFR2 inhibitor in humans.

Most treatment emergent adverse events were low-grade adverse events and manageable. There have been no Grade 4 or 5 adverse events. Given that retinal toxicity has been observed with FGFR inhibitor treatment, the trial is designed to assess retinopathy and retinal pigment epithelial dystrophy adverse events, which have been observed in seven patients (14%), three of which occurred in the QD dosing regimen. All seven of these events were Grade 1-2, which were self-limiting or resolved upon treatment interruption.

Initial Efficacy Analysis

The interim clinical data of the RLY-4008-101 Trial indicate that RLY-4008 has the potential to provide tumor reduction across a number of FGFR2 alterations and lines of treatment. Key interim data include:

•

Promising early activity in FGFR inhibitor naïve cholangiocarcinoma FGFR2 fusion patients, with confirmed RECISTv1.1 partial responses observed in 3 out of 6 patients with deep tumor regressions (-56% to -83%) and 3 out of 6 patients continuing on treatment and a fourth who went on to surgery with curative intent.

•

Radiographic tumor shrinkage and complete clearance of ctDNA in 70% of patients with acquired resistance mutations (N=10), including molecular brake (N550) and gatekeeper (V565) mutations, suggesting the potential for RLY-4008 to treat or prevent on-target acquired resistance.

•

Early signs of activity observed outside of FGFR2 fusion positive cholangiocarcinoma, including tumor reduction in 6 out of 8 evaluable patients with activating mutations (1 confirmed partial response, (“PR”), 1 unconfirmed PR, and 4 stable disease (“SD”) (based on RECISTv1.1 criteria)) and 3 out of 3 patients with amplifications (all SD).

•

Approximately 80% of all patients treated achieved radiographic tumor regressions; this was observed across all dose levels, tumor types and FGFR2 alterations, and in patients with prior FGFR inhibitor treatment.

Consistent with the preclinical profile of RLY-4008, these early clinical data support the Company’s belief that RLY-4008 has broad therapeutic potential across FGFR2 alterations and tumor types.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding: the Company’s strategy, business plans and focus; the progress and timing of updates on the clinical development of the programs across the Company’s portfolio, including the timing of selecting a recommended phase 2 dose, initiating expansion cohorts of its first-in-human clinical trial of RLY-4008 and the timing of initiation of a first-in-human clinical trial of RLY-2608; potential therapeutic effects and clinical benefits of RLY-2608 and RLY-4008, and whether preclinical or preliminary results from the Company’s ongoing trials of its product candidates will be predictive of the final results of the trial or any future clinical trials; and the potential target patient population of RLY-2608. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which the Company has operations or does business, as well as on the timing and anticipated results of the Company’s clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates; the risk that the results of the Company’s clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release for RLY-2608 issued by Relay Therapeutics, Inc. on October 7, 2021, furnished herewith.

99.2	Press release for RLY-4008 issued by Relay Therapeutics, Inc. on October 8, 2021, furnished herewith.

99.3	Corporate presentation, dated October 2021, furnished herewith.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date: October 8, 2021	By:	/s/ Brian Adams
Brian Adams, J.D.
General Counsel